Exhibit (17)(b)

FORM OF PROXY

THIS PROXY SOLICITED ON BEHALF OF THE DIRECTORS OF

HELIOS TOTAL RETURN FUND, INC.

The undersigned Shareholders of Helios Total Return Fund, Inc., a Maryland corporation (the “Fund”) hereby appoints SETH A. GELMAN and STEVEN M. PIRES, or either of them, as proxies for the undersigned, with full power of substitution and revocation, to represent the undersigned and to cast on behalf of the undersigned all votes which the undersigned is entitled to cast at the Special Meeting of Shareholders of the Fund to be held at the offices of Brookfield Investment Management Inc., Three World Financial Center, 200 Vesey Street, 26th Floor, New York, New York 10281-1010, on Monday, February 27, 2012 at 12:30 p.m., local time, and at any postponements or adjournments thereof and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of Special Meeting and accompanying Proxy Statement, each of which are incorporated by reference, and hereby instructs said proxies to vote said shares as indicated hereon. In their discretion, the proxies are authorized to vote on any other matter that may properly come before the Meeting. A majority of the proxies present and acting at the Meeting, in person or by substitute (or, if only one shall be so present, then that one), shall have any, and may exercise all of the power or authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.

(Continued and to be signed on the reverse side)

COMMENTS:

14475

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice of Special Meeting of Shareholders and Proxy Statement is available at www.proxyvote.com.

SPECIAL MEETING OF SHAREHOLDERS OF

HELIOS TOTAL RETURN FUND, INC.

February 27, 2012

You may vote via the Internet, by phone or by mailing this proxy card.

To vote via the Internet:

(1)	Read the Proxy Statement and have the proxy card at hand.

(2)	Go to www.proxyvote.com.

(3)	Enter the control number set forth on the proxy card and follow the simple instructions.

To vote by phone: 1-800-690-6903

Or detach your proxy card below and mail in the envelope provided

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK OF HELIOS TOTAL RETURN FUND, INC. IN CONNECTION WITH THE AGREEMENT AND PLAN OF REORGANIZATION BETWEEN HELIOS STRATEGIC MORTGAGE INCOME FUND, INC. AND HELIOS TOTAL RETURN FUND, INC. AND A VOTE “FOR” THE MODIFICATION TO THE LANGUAGE OF HELIOS TOTAL RETURN FUND, INC.’S FUNDAMENTAL INVESTMENT RESTRICTION RELATING TO CONCENTRATION.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE. ☒

1. Issuance of additional shares of common stock of Helios Total Return Fund, Inc. in connection with the Agreement and Plan of Reorganization between Helios Strategic Mortgage Income Fund, Inc. and Helios Total Return Fund, Inc.

☐    For

☐    Against

☐    Abstain

2. Modification to the language of Helios Total Return Fund, Inc.’s fundamental investment restriction relating to concentration.

☐    For

☐    Against

☐    Abstain

This proxy, if properly executed, will be voted in the manner directed by the shareholder. If no direction is made, this proxy will be voted FOR Proposal 1 and FOR Proposal 2. Please refer to the Proxy Statement for a discussion of the Proposals.

PLEASE VOTE, DATE AND SIGN THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at the right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Please check if you plan on attending the meeting. ☐

Signature of Stockholder                                          Date:

Signature of Stockholder                                          Date:

Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.